Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel, Vice President, Investor Relations
217-788-5144 | investorrelations@horacemann.com
Horace Mann reports strong fourth-quarter and full-year 2023 results
SPRINGFIELD, Ill., February 7, 2024 — Horace Mann Educators Corporation (NYSE:HMN), the largest financial services company focused on helping America’s educators and a core small-cap value equity in the Financials sector, today reported financial results for the three months and full year ended December 31, 2023:
•Diversified business delivered full-year net income of $45 million, or $1.09 per share, and core earnings* of $64 million, or $1.54 per share, with reported book value of $28.78 and adjusted book value* of $36.29 at year end; fourth-quarter net income was $0.95 per share, with core earnings of $0.84 per share
•Total revenue rose 8% for the year and 16% for the fourth quarter with net premiums and contract charges earned up 3% and record net premiums written and contract deposits* up 6% for the year and fourth quarter, total net investment income up 11% for the year and 17% for the fourth quarter
•Property & Casualty segment results improved over 2022 with fourth-quarter segment profit of $9 million; Supplemental & Group Benefits and Life & Retirement segments continued to deliver strong results
•Full-year 2024 EPS estimated at $3.00-$3.30 as Property & Casualty segment expected to return to full-year profitability; reflects higher year-over-year corporate interest expense following the 2023 senior debt offering

($ in millions, except per share amounts)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Total revenues	$402.9	$346.4	16.3%	$1,491.9	$1,381.6	8.0%
Net income (loss)	39.5	(16.7)	N.M.	45.0	19.8	127.3%
Net investment gains (losses), after tax	4.6	(10.0)	N.M.	(18.8)	(44.5)	N.M.
Other expense - goodwill and intangible asset impairments, after tax	—	(3.8)	N.M.	—	(3.8)	N.M.
Core earnings (loss)*	34.9	(2.9)	N.M.	63.8	68.1	-6.3%
Adjusted core earnings*	37.8	(1.5)	N.M.	72.0	79.8	-9.8%
Per diluted share:
Net income (loss)	0.95	(0.40)	N.M.	1.09	0.47	131.9%
Net investment gains (losses), after tax	0.11	(0.25)	N.M.	(0.45)	(1.07)	N.M.
Other expense - goodwill and intangible asset impairments, after tax	—	(0.09)	N.M.	—	(0.09)	N.M.
Core earnings (loss) per diluted share*	0.84	(0.06)	N.M.	1.54	1.63	-5.5%
Adjusted core earnings (loss) per diluted share*	0.91	(0.04)	N.M.	1.74	1.91	-8.9%
Book value per share				28.78	26.85	7.2%
Adjusted book value per share*				36.29	36.40	-0.3%
Tangible book value per share*				30.79	30.58	0.7%
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

“We enter 2024 focused on helping all educators protect what they have today and prepare for a successful tomorrow while we also help school districts and other municipal employers attract and retain employees by providing more comprehensive benefits,”said Horace Mann President & CEO Marita Zuraitis. “We are diversifying
The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

to expand our reach in our core markets while managing our businesses to deliver consistent and reliable value to shareholders with a solid balance sheet and a compelling dividend.
“We remain highly confident in our ability to achieve the company’s long-term objectives of expanding our share of the education market and achieving a sustainable double-digit ROE in 2025.” Zuraitis added. “We are executing on our plan. In particular, 2023 results and our 2024 guidance clearly reflect the benefit of the property and casualty rate and non-rate underwriting actions we are taking. Our expectations for 2024 keep us on track to a core return on equity for the year near 9%.”
Details of the company’s guidance and outlook are included in the Q4 2023 investor presentation available on the Quarterly Results page of investors.horacemann.com.
Reporting Segment Results
Horace Mann reports financial results in three reporting segments: (1) Property & Casualty, (2) Life & Retirement, and (3) Supplemental & Group Benefits. The retail business, consisting of the Property & Casualty and Life & Retirement segments, provides insurance and financial services to individual educators through exclusive agents and direct capabilities. The Supplemental & Group Benefits segment provides worksite direct and employer-sponsored benefits through employers. These worksite offerings help school districts attract and retain staff.
Horace Mann adopted the Financial Accounting Standards Board’s Accounting Standard Update 2018-12 Financial Services - Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts as of January 1, 2023, with a January 1, 2021 transition date. The company’s 2022 results have been recast to reflect the ASU and are reflected in this release on that basis.
Property & Casualty segment results reflect benefit of rate and non-rate actions
(All comparisons vs. same period in 2022, unless noted otherwise)
The Property & Casualty segment primarily markets private passenger auto insurance and residential home insurance. Horace Mann offers standard auto coverages, including liability, collision and comprehensive. Property coverage includes both homeowners and renters policies. For both auto and property coverage, Horace Mann offers educators a discounted rate and the Educator Advantage® package of features. The Property & Casualty segment represented 46% of total revenues in 2023.

($ in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change		2023	2022	Change
Property & Casualty net premiums written*	$176.0	$153.5	14.7%		$684.4	$617.5	10.8%
Property & Casualty net income (loss) / core earnings (loss)*	8.8	(25.0)	135.2%		(35.5)	(44.4)	20.0%
Property & Casualty combined ratio	100.9%	128.0%	-27.1	pts	113.3%	115.3%	-2.0	pts
Property & Casualty underlying loss ratio*	71.1%	81.6%	-10.5	pts	71.2%	71.3%	-0.1	pts
Property & Casualty expense ratio	26.9%	29.4%	-2.5	pts	27.0%	27.4%	-0.4	pts
Property & Casualty catastrophe losses	2.9%	8.0%	-5.1	pts	15.1%	13.0%	2.1	pts
Property & Casualty underlying combined ratio*	98.0%	111.0%	-13.0	pts	98.2%	98.7%	-0.5	pts
Auto combined ratio	112.7%	143.6%	-30.9	pts	111.7%	119.0%	-7.3	pts
Auto underlying loss ratio*	84.7%	99.8%	-15.1	pts	81.7%	82.8%	-1.1	pts
Property combined ratio	80.1%	101.0%	-20.9	pts	116.1%	108.8%	7.3	pts
Property underlying loss ratio*	47.0%	49.9%	-2.9	pts	52.2%	50.1%	2.1	pts

Including a profit of $8.8 million in the fourth quarter, the Property & Casualty segment’s net loss for the full year was in line with the company’s recent guidance, reflecting elevated catastrophe and non-catastrophe weather activity for much of the year. Property & Casualty net premiums written were up 10.8% for the year and 14.7% for the quarter. Segment net investment income was up 20.7% for the year and 32.9% for the quarter.
The year-over-year improvement in the fourth-quarter combined ratio demonstrated the benefit of the company’s rate and non-rate underwriting actions as well as catastrophe losses below our five-year average for the fourth quarter. Catastrophe losses for the quarter were $5.0 million, pretax, and catastrophe losses for the full-year were

$97.6 million, pretax, In total, there were seven events designated as catastrophes by Property Claims Services (PCS) in this year’s fourth quarter versus 13 events in last year’s fourth quarter.
The year-over-year increase in average written premiums for auto policies improved again in the fourth quarter to 16.7%. The fourth-quarter auto underlying loss ratio improved 15.1 points year-over-year to 84.7%, but reflected typical seasonality in auto loss trends even as the benefit of rate and non-rate underwriting actions begins to be seen.
The year-over-year increase in average written premiums for property policies was 13.2% in the fourth quarter, as rate increases taken over the past two years and inflation adjustments to coverage values continue to take effect. The fourth-quarter property underlying loss ratio improved to 47.0%.
Life & Retirement segment full-year net income of $72 million
(All comparisons vs. same period in 2022, unless noted otherwise)
The Life & Retirement segment markets 403(b) tax-qualified fixed, fixed indexed and variable annuities; the Horace Mann Retirement Advantage® open architecture platform for 403(b)(7) and other defined contribution plans; and other retirement products to educators as well as traditional term and whole life insurance products. Horace Mann is one of the largest participants in the K-12 educator portion of the 403(b) tax-qualified annuity market, measured by 403(b) net premiums written on a statutory accounting basis. The Life & Retirement segment represented 36% of total revenues in 2023.

($ in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Life & Retirement net income	$19.2	$6.7	N.M.	$71.5	$63.8	12.1%
Life & Retirement core earnings*	19.2	10.5	82.9%	71.5	67.6	5.8%
Life & Retirement adjusted core earnings*	19.2	8.8	118.2%	68.2	66.9	1.9%
Life annualized sales*	2.7	3.1	-12.9%	9.3	9.3	—%
Life mortality costs	16.4	14.9	10.1%	69.4	68.6	1.2%
Net annuity contract deposits*	108.3	105.0	3.1%	455.9	429.3	6.2%
Annuity assets under management(1)				5,186.9	4,837.9	7.2%
Total assets under administration(2)				8,687.1	8,120.3	7.0%
(1)     Amount reported as of December 31, 2023 excludes $711.7 million of assets under management held under modified coinsurance reinsurance.
(2)    Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA.

Life & Retirement segment net income for the full year was ahead of recent guidance, as segment net investment income rose 13.6% in the fourth-quarter and 9.3% for the full-year, benefiting from higher returns on floating rate securities. The net interest spread on our fixed annuity business remained near our longer-term targeted range of 220 to 230 basis points. The spread was affected by lower limited partnership returns as well as higher FHLB borrowing costs as credit spreads tightened year over year. The net dollar contribution from our FHLB funding agreements remained stable compared with 2022, with FHLB borrowing costs reflected in interest credited.
For the Retirement business, net annuity contract deposits were up 6.2% for the year to $455.9 million. Educators continue to begin their relationship with Horace Mann through 403(b) retirement savings products, including the company’s attractive annuity products, which provide encouraging cross-sell opportunities.
Horace Mann currently has $5.2 billion in annuity assets under management, including $2.2 billion of fixed annuities, $2.6 billion of variable annuities and $0.4 billion of fixed indexed annuities. Assets under administration, which includes Horace Mann Retirement Advantage® and other advisory and recordkeeping assets, continue to benefit from the strong equity markets.
Life annualized sales were $9.3 million for the year. Life insurance in force rose to $20.5 billion at year-end.
Supplemental & Group Benefits segment full-year net income of $55 million
(All comparisons vs. same period in 2022, unless noted otherwise)
The Supplemental & Group Benefits segment markets employer-sponsored group solutions for districts and other public employers, as well as worksite direct products typically distributed through the employer channel. The worksite business provides group term life, disability and specialty health insurance along with supplemental products including cancer, heart, hospital, supplemental disability and accident coverages. The Supplemental & Group Benefits segment represented 19% of total revenues in 2023.

($ in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change		2023	2022	Change
Supplemental & Group Benefits net income / core earnings*	$13.3	$17.0	-21.8%		$54.9	$65.9	-16.7%
Supplemental & Group Benefits adjusted core earnings*	16.2	20.1	-19.4%		66.4	78.3	-15.2%
Pretax profit margin(1)	23.3%	30.9%	-7.6	pts	24.3%	28.5%	-4.2	pts
Net premiums earned	$64.6	$68.3	-5.4%		$259.8	$275.5	-5.7%
Worksite direct products sales*	4.4	3.4	29.4%		15.1	9.2	64.1%
Employer-sponsored products sales*	1.1	1.1	—%		11.1	6.9	60.9%
Worksite direct products benefit ratio	36.3%	16.9%	19.4	pts	29.1%	23.0%	6.1	pts
Employer-sponsored products benefit ratio	36.2%	33.3%	2.9	pts	41.4%	41.8%	-0.4	pts
(1)    Measured to total revenues.

Supplemental & Group Benefits segment full-year net income was $54.9 million, at the top end of recent guidance. The full-year benefit ratio for the worksite direct product line continued to move toward the longer-term target although utilization remains below historical levels. The full-year benefit ratio for the employer-sponsored product lines was in line with the prior year but also remains below the longer-term target.
The non-cash impact of amortization of intangible assets under purchase accounting reduced full-year 2023 core earnings by $14.6 million, pretax, vs. $15.7 million in 2022. Segment net investment income rose 31.6% in the fourth-quarter and 16.8% for the full-year.
Total segment sales for the year were $26.2 million, up 62.7% over the prior year, with worksite direct supplemental product sales of $15.1 million and employer-sponsored products of $11.1 million. Fourth-quarter sales reflected normal seasonality in this business area. Persistency remains relatively stable for the segment.
Consolidated Results
The Corporate & Other segment reduced total revenues by $20.6 million in 2023, largely due to realized investment losses related to proactive repositioning of the portfolio to enhance book yield. Interest expense was $8.6 million for the fourth quarter of 2023 compared to $5.9 million for the fourth quarter of 2022.
Total net investment income rose 11% in 2023
(All comparisons vs. same period in 2022, unless noted otherwise)
Horace Mann’s investment strategy is primarily focused on generating income to support product liabilities, and balances principal protection and risk. Total net investment income includes net investment income on the investment portfolio managed by Horace Mann, as well as accreted investment income on the deposit asset on reinsurance related to the company’s reinsurance of policy liabilities related to legacy individual annuities written in 2002 or earlier.

($ in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change		2023	2022		Change
Pretax net investment income - investment portfolio	$90.9	$74.1	22.7%		$339.9	$297.4		14.3%
Pretax investment income - deposit asset on reinsurance	26.1	26.1	—%		104.9	103.5		1.4%
Total pretax net investment income	117.0	100.2	16.8%		444.8	400.9		11.0%
Pretax net investment gains (losses)	5.7	(12.7)	N.M		(24.0)	(56.5)		N.M.
Pretax net unrealized investment gains (losses) on fixed maturity securities					(417.6)	(571.9)		N.M.
Investment yield, excluding limited partnership interests, pretax - annualized	4.94%	4.01%	0.93	pts	4.74%	4.26%	0.48	pts
N.M. - Not meaningful.

For the full year, total net investment income rose 11.0% and net investment income on the managed portfolio increased 14.3%, ahead of recent guidance due to strong fourth-quarter results. The full-year increase reflected the benefit of the higher interest rate environment on floating rate investments. Investment yield on the portfolio excluding limited partnership interests was 4.74%, with new money yields continuing to exceed portfolio yields in the core fixed maturity securities portfolio.
The fixed maturity securities portfolio was in a net unrealized investment loss position of $417.6 million pretax at December 31, 2023, primarily due to higher interest rates. Net investment gains were $4.6 million after tax for the quarter.
Adjusted book value per share of $36.29 at year end
At December 31, 2023, shareholders’ equity was $1.18 billion, or $28.78 per share, as the net unrealized investment losses on fixed maturity securities continued to reflect the higher interest rate environment. Excluding the unrealized losses and effect of net reserve remeasurements attributable to discount rates*, shareholders’ equity was $1.48 billion, or $36.29 per share*. During 2023, Horace Mann repurchased 196,934 shares at an average price of $32.85. As of December 31, 2023, $34.9 million remained authorized for future repurchases under the share repurchase program.
At December 31, 2023, total debt was $546.0 million, reflecting $300.0 million of 7.25% senior notes issued in September 2023. The net proceeds from the sale of the 2028 Senior Notes were used to fully repay the $249.0 million balance on the company’s revolving credit facility. The ratio of debt-to-capital excluding net unrealized investment gains/losses and effect of net reserve remeasurements attributable to discount rates* was 26.9% at December 31, 2023, which aligns with levels appropriate for the company’s current financial strength ratings.
Quarterly webcast
Horace Mann’s senior management will discuss the company’s fourth-quarter and full-year financial results with investors on February 8, 2024 at 11:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and available later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educational community. Founded by Educators for Educators® in 1945, Horace Mann is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to Horace Mann’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)

($ in millions, except per share data)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Earnings Summary
Net income (loss)	$39.5	$(16.7)	N.M.	$45.0	$19.8	127.3%
Net investment gains (losses), after tax	4.6	(10.0)	N.M.	(18.8)	(44.5)	N.M.
Other expense - goodwill and intangible asset impairments, after tax	—	(3.8)	N.M.	—	(3.8)	N.M.
Core earnings (loss)*	34.9	(2.9)	N.M.	63.8	68.1	-6.3%
Adjusted core earnings (loss)*	37.8	(1.5)	N.M.	72.0	79.8	-9.8%

Per diluted share:(1)
Net income (loss)	$0.95	$(0.40)	N.M.	$1.09	$0.47	131.9%
Net investment gains (losses), after tax	0.11	(0.25)	N.M.	(0.45)	(1.07)	N.M.
Other expense - goodwill and intangible asset impairments, after tax	—	(0.09)	N.M.	—	(0.09)	N.M.
Core earnings (loss)*	0.84	(0.06)	N.M.	1.54	1.63	-5.5%
Adjusted core earnings (loss)*	0.91	(0.04)	N.M.	1.74	1.91	-8.9%

Weighted average number of shares and equivalent shares (in millions) - Basic	41.3	41.4	-0.2%	41.3	41.6	-0.7%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.5	41.6	-0.2%	41.4	41.8	-1.0%

Return on Equity
Net income return on equity - LTM(2)	4.0%	1.6%		4.0%	1.6%
Net income return on equity - annualized	14.2%	(6.1)%
Core return on equity - LTM*(3)	4.3%	4.5%		4.3%	4.5%
Core return on equity - annualized*	9.5%	(0.8)%
Adjusted core return on equity - LTM*(4)	4.9%	5.2%		4.9%	5.2%
Adjusted core return on equity - annualized*	10.3%	(0.4)%

Financial Position
Per share:(5)
Book value				$28.78	$26.85	7.2%
Effect of net unrealized investment (losses) on fixed maturity securities				(8.04)	(10.99)	N.M.
Per share impact of net reserve remeasurements attributable to discount rates*				0.53	1.44	N.M.
Adjusted book value*				$36.29	$36.40	-0.3%
Dividends paid	$0.33	$0.32	3.1%	$1.32	$1.28	3.1%
Ending number of shares outstanding (in millions)(5)				40.8	40.9	-0.2%
Total assets				$14,045.5	$13,306.1	5.6%
Short-term debt				—	249.0	-100.0%
Long-term debt				546.0	249.0	119.3%
Total shareholders’ equity				1,175.3	1,098.3	7.0%
N.M. - Not meaningful.
(1)    Calculated using basic shares when in a net loss or core loss position.
(2)    Based on last twelve months net income and average quarter-end shareholders’ equity.
(3)    Based on last twelve months core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(4)    Based on last twelve months adjusted core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(5)    Ending shares outstanding were 40,836,734 at December 31, 2023 and 40,904,312 at December 31, 2022.

HORACE MANN EDUCATORS CORPORATION
Consolidated Statements of Operations and Data (Unaudited)

($ in millions, except per share data)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Consolidated Statements of Operations
Net premiums and contract charges earned	$274.5	$259.1	5.9%	$1,057.1	$1,027.7	2.9%
Net investment income	117.0	100.2	16.8%	444.8	400.9	11.0%
Net investment gains (losses)	5.7	(12.7)	N.M.	(24.0)	(56.5)	N.M.
Other income	5.7	(0.2)	N.M.	14.0	9.5	47.4%
Total revenues	402.9	346.4	16.3%	1,491.9	1,381.6	8.0%

Benefits, claims and settlement expenses	181.5	201.3	-9.8%	769.1	747.0	3.0%
Interest credited	53.6	47.5	12.8%	205.7	173.4	18.6%
Operating expenses	82.5	86.1	-4.2%	318.1	315.5	0.8%
DAC amortization expense	25.8	22.5	14.7%	101.2	88.2	14.7%
Intangible asset amortization expense	3.7	4.2	-11.9%	14.8	16.8	-11.9%
Interest expense	8.6	5.9	45.8%	29.7	19.4	53.1%
Other expense - goodwill and intangible asset impairments	—	4.8	N.M.	—	4.8	N.M.
Total benefits, losses and expenses	355.7	372.3	-4.5%	1,438.6	1,365.1	5.4%

Income (loss) before income taxes	47.2	(25.9)	N.M.	53.3	16.5	N.M.
Income tax expense (benefit)	7.7	(9.2)	N.M.	8.3	(3.3)	N.M.
Net income (loss)	$39.5	$(16.7)	N.M.	$45.0	$19.8	127.3%

Net Premiums Written and Contract Deposits*
Property & Casualty	$176.0	$153.5	14.7%	$684.4	$617.5	10.8%
Life & Retirement	140.5	136.8	2.7%	573.3	544.8	5.2%
Supplemental & Group Benefits	63.7	67.9	-6.2%	259.8	274.7	-5.4%
Total	$380.2	$358.2	6.1%	$1,517.5	$1,437.0	5.6%

Segment Net Income (Loss)
Property & Casualty	$8.8	$(25.0)	135.2%	$(35.5)	$(44.4)	20.0%
Life & Retirement	19.2	6.7	186.6%	71.5	63.8	12.1%
Supplemental & Group Benefits	13.3	17.0	-21.8%	54.9	65.9	-16.7%
Corporate & Other(1)	(1.8)	(15.4)	88.3%	(45.9)	(65.5)	29.9%
Consolidated net income	$39.5	$(16.7)	N.M.	$45.0	$19.8	127.3%

Net investment losses
Before tax	$5.7	$(12.7)	N.M.	$(24.0)	$(56.5)	N.M.
After tax	4.6	(10.0)	N.M.	(18.8)	(44.5)	N.M.
Per share, diluted	$0.11	$(0.25)	N.M.	$(0.45)	$(1.07)	N.M.
N.M. - Not meaningful.
(1)    Corporate & Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 11.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	% Change		2023	2022	% Change
Property & Casualty
Net premiums written*	$176.0	$153.5	14.7%		$684.4	$617.5	10.8%
Net premiums earned	171.5	155.7	10.1%		645.6	608.2	6.1%
Net investment income	11.3	8.5	32.9%		37.9	31.4	20.7%
Other income	0.5	0.7	-28.6%		2.8	3.4	-17.6%
Losses and loss adjustment expenses (LAE)	127.0	153.5	-17.3%		557.0	534.3	4.2%
Operating expenses (includes amortization expense)	46.1	45.8	0.7%		174.6	166.9	4.6%
Loss before income taxes	10.2	(34.4)	129.7%		(45.3)	(58.2)	22.2%
Net income (loss) / core income (loss)*	8.8	(25.0)	135.2%		(35.5)	(44.4)	20.0%
Net investment income, after tax	9.2	7.0	31.4%		31.1	26.4	17.8%

Catastrophe losses
After tax	3.9	9.8	-60.2%		77.1	63.2	22.0%
Before tax	5.0	12.4	-59.7%		97.6	80.0	22.0%
Prior years’ reserve development, before tax(1)
Auto	—	14.0	N.M.		—	28.0	N.M.
Property and other	—	—	N.M.		—	(6.0)	N.M.
Total	—	14.0	N.M.		—	22.0	N.M.

Operating statistics:
Loss and loss adjustment expense ratio	74.0%	98.6%	-24.6	pts	86.3%	87.9%	-1.6	pts
Expense ratio	26.9%	29.4%	-2.5	pts	27.0%	27.4%	-0.4	pts
Combined ratio	100.9%	128.0%	-27.1	pts	113.3%	115.3%	-2.0	pts
Effect on the combined ratio of:
Catastrophe losses	2.9%	8.0%	-5.1	pts	15.1%	13.0%	2.1	pts
Prior years’ reserve development(1)	—%	9.0%	-9.0	pts	—%	3.6%	-3.6	pts
Combined ratio excluding the effects of catastrophe losses and prior years’ reserve development (underlying combined ratio)*	98.0%	111.0%	-13.0	pts	98.2%	98.7%	-0.5	pts

Risks in force (in thousands)					526	538	-2.2%
Auto(2)					358	367	-2.5%
Property					168	171	-1.8%

Household Retention - LTM
Auto(3)					86.3%	87.0%	-0.7	pts
Property(3)					90.3%	89.6%	0.7	pts
N.M. - Not meaningful.
(1)    (Favorable) unfavorable.
(2)    Includes assumed risks in force of 4.
(3)    Retention is based on retained households. History has been restated to reflect this change.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022		Change
Life & Retirement
Net premiums written and contract deposits*	$140.5	$136.8	2.7%	$573.3	$544.8		5.2%

Net premiums and contract charges earned	38.4	35.1	9.4%	151.7	144.0		5.3%
Net investment income	95.8	84.3	13.6%	369.9	338.3		9.3%
Other income	4.9	3.6	36.1%	17.0	17.0		—%

Death benefits / mortality cost(1)	16.4	14.9	10.1%	69.4	68.6		1.2%
Interest credited	52.4	46.9	11.7%	201.8	172.1		17.3%
Change in reserves	15.8	15.5	1.9%	53.8	52.9		1.7%
Operating expenses	26.0	27.8	-6.5%	98.7	102.4		-3.6%
DAC amortization expense	6.2	5.9	5.1%	28.1	23.0		22.2%
Intangible asset amortization expense	—	0.3	-100.0%	0.2	1.1		-81.8%
Other expense - goodwill and intangible asset impairments	—	4.8	N.M.	—	4.8		N.M.

Income before income taxes	22.3	6.9	N.M.	86.6	74.4		16.4%
Income tax expense	3.1	0.2	N.M.	15.1	10.6		42.5%
Net income	19.2	6.7	N.M.	71.5	63.8		12.1%
Core earnings*	19.2	10.5	82.9%	71.5	67.6		5.8%
Adjusted core earnings*	19.2	8.8	118.2%	68.2	66.9		1.9%

Life policies in force (in thousands)				162	162		—%
Life insurance in force				$20,476	$20,030		2.2%
Lapse ratio - 12 months(1)				4.3%	4.0%	0.3	pts

Annuity contracts in force (in thousands)				223	228		-2.2%
Horace Mann Retirement Advantage® contracts in force (in thousands)				19	17		11.8%
Total Persistency - LTM				91.5%	93.7%	-2.2	pts
N.M. - Not meaningful.
(1)    Ordinary life insurance.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change		2023	2022	Change
Supplemental & Group Benefits
Net premiums and contract charges earned	$64.6	$68.3	-5.4%		$259.8	$275.5	-5.7%
Net investment income	10.4	7.9	31.6%		38.9	33.3	16.8%
Other income	(2.9)	(5.0)	42.0%		(11.1)	(13.4)	17.2%
Benefits, settlement expenses and change in reserves	22.3	17.4	28.2%		88.9	91.2	-2.5%
Interest credited	1.2	0.6	100.0%		3.9	1.3	N.M.
Operating expenses (includes DAC amortization expense)	28.2	27.2	3.7%		110.5	103.2	7.1%
Intangible asset amortization expense	3.7	3.9	-5.1%		14.6	15.7	-7.0%
Income before income taxes	16.7	22.1	-24.4%		69.7	84.0	-17.0%
Net income / core earnings*	13.3	17.0	-21.8%		54.9	65.9	-16.7%
Adjusted core earnings*	16.2	20.1	-19.4%		66.4	78.3	-15.2%

Benefit ratio(1)	36.2%	26.2%	10.0	pts	35.7%	33.5%	2.2	pts
Operating expense ratio(2)	39.1%	38.4%	0.7	pts	38.4%	35.0%	3.4	pts
Pretax profit margin(3)	23.3%	30.9%	-7.6	pts	24.3%	28.5%	-4.2	pts

Worksite Direct products benefit ratio	36.3%	16.9%	19.4	pts	29.1%	23.0%	6.1	pts
Worksite Direct premium persistency (rolling 12 months)	91.4%	90.4%	1.0	pts	91.4%	90.4%	1.0	pts
Employer-sponsored products benefit ratio	36.2%	33.3%	2.9	pts	41.4%	41.8%	-0.4	pts
N.M. - Not meaningful.
(1)    Ratio of benefits to net premiums earned.
(2)    Ratio of operating expenses to total revenues.
(3)    Ratio of income before taxes to total revenues.

($ in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Corporate & Other(1)
Components of loss before tax:
Net investment gains (losses)	$5.7	$(12.7)	N.M.	$(24.0)	$(56.5)	N.M.
Interest expense	(8.6)	(5.9)	-45.8%	(29.7)	(19.4)	-53.1%
Other operating expenses, net investment income and other income	0.9	(1.9)	147.4%	(4.0)	(7.8)	48.7%
Loss before income taxes	(2.0)	(20.5)	90.2%	(57.7)	(83.7)	31.1%
Net loss	(1.8)	(15.4)	88.3%	(45.9)	(65.5)	29.9%
Core loss*	(6.4)	(5.4)	-18.5%	(27.1)	(21.0)	-29.0%
N.M. - Not meaningful.
(1)    The Corporate & Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Investments
Life & Retirement
Fixed maturity securities, at fair value (amortized cost, net 2023, $4,293.5; 2022, $4,404.7)				$3,960.3	$3,960.1	—%
Equity securities, at fair value				62.8	75.6	-16.9%
Short-term investments				36.5	70.4	-48.2%
Policy loans				140.5	138.4	1.5%
Limited partnership interests				816.1	697.2	17.1%
Other investments				86.7	62.0	39.8%
Total Life & Retirement investments				5,102.9	5,003.7	2.0%

Property & Casualty
Fixed maturity securities, at fair value (amortized cost, net 2023, $659.6; 2022, $591.6)				640.8	551.3	16.2%
Equity securities, at fair value				16.5	16.7	-1.2%
Short-term investments				49.1	18.2	N.M.
Limited partnership interests				200.6	190.1	5.5%
Other investments				1.0	1.0	—%
Total Property & Casualty investments				908.0	777.3	16.8%

Supplemental & Group Benefits
Fixed maturity securities, at fair value (amortized cost, net 2023, $699.6; 2022, $760.4)				634.0	673.4	-5.9%
Equity securities, at fair value				5.9	6.3	-6.3%
Short-term investments				45.3	20.0	126.5%
Policy loans				0.9	0.9	—%
Limited partnership interests				122.1	96.4	26.7%
Other investments				8.2	7.6	7.9%
Total Supplemental & Group Benefits investments				816.4	804.6	1.5%

Corporate & Other
Fixed maturity securities, at fair value (amortized cost, net 2023, $0.2; 2022, $0.2)				0.2	0.2	—%
Equity securities, at fair value				1.0	1.0	—%
Short-term investments				2.0	0.8	150.0%
Total Corporate & Other investments				3.2	2.0	60.0%
Total investments				$6,830.5	$6,587.6	3.7%

Net investment income - investment portfolio
Before tax	$90.9	$74.1	22.7%	$339.9	$297.4	14.3%
After tax	72.0	58.9	22.2%	269.6	236.6	13.9%
Investment income - deposit asset on reinsurance
Before tax	$26.1	26.1	—%	$104.9	103.5	1.4%
After tax	20.7	20.6	0.5%	82.9	81.7	1.5%
N.M. - Not meaningful.